SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: April 2, 2001

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293 (Commission File Number)	43-1309065 (I.R.S. Employer Identification No.)

3600 Mueller Road, St. Charles, Missouri (Address of Principal Executive Offices)	63302-0900 (Zip Code)

(636) 946-6525 (Registrant's Telephone Number, Including Area Code)

Item 2.  Acquisition of Assets.

         On April 2, 2001, LMI Aerospace, Inc. ("LMI" or "Registrant") acquired substantially all of the assets of Tempco Engineering, Inc. and Hyco Precision, Inc., related corporations incorporated in the State of California (together referred to herein as "Tempco"), pursuant to an Asset Purchase Agreement dated March 28, 2001 (the "Agreement").

        LMI acquired substantially all of the assets of Tempco with an approximate fair value of $10 million in exchange for a cash payment of $14.25 million, plus maximum future contingent consideration of $1.25 million based on the financial performance of the business of Tempco during the two years following the closing (the “Transaction”). According to the terms of the Agreement, following the closing, the purchase price will be adjusted upward to the extent the value of the assets delivered by Tempco at closing are determined to have a value in excess of $10 million, or downward to the extent that the assets delivered at closing by Tempco are determined to have a value less than $10 million. LMI effected the Transaction through its wholly-owned subsidiary established for the Transaction, Metal Corporation, whose name will be changed to “Tempco Engineering, Inc.”

        The total purchase price for the assets acquired by the Registrant was determined by arm’s length negotiation and was based upon, among other factors, (i) the current and historical financial results of Tempco, and (ii) the book value of the assets acquired. The Registrant obtained new financing from its principal commercial lender, Union Planters Bank, N.A., St. Louis, Missouri, to fund the cash payment made at closing.

        Other than in connection with the acquisition contemplated by the Agreement, Tempco has not had any material relationship with the Registrant or any of its affiliates, any director of officer of the Registrant or any associate of any such director of officer.

        Tempco produces components for photolithography equipment used in the manufacture of semiconductors, as well as components for the defense and commercial aerospace industries. The Registrant currently intends to continue the business of Tempco in substantially the manner as before the Transaction.

Item 7.   Financial Statements and Exhibits.

(a)   Financial statements of business acquired:

The Registrant has concluded it is unable to file the required financial statements for this acquisition due to the inadequate financial records of the acquired company.

(b)   Pro forma financial information:

The registrant has concluded it is unable to file the required pro forma financial information for this acquisition due to the inadequate financial records of the acquired company.

Exhibit Number	Description

2.1	Asset Purchase Agreement by and among Tempco Engineering, Inc. and Hyco Precision, Inc., the shareholders of Tempco Engineering, Inc. and Hyco Precision, Inc., and Metal Corporation, dated as of March 28, 2001.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   April 17, 2001

LMI AEROSPACE, INC.

By: /s/ Lawrence E. Dickinson Lawrence E. Dickinson Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement by and among Tempco Engineering, Inc. and Hyco Precision, Inc., the shareholders of Tempco Engineering, Inc. and Hyco Precision, Inc., and Metal Corporation, dated as of March 28, 2001.